                                                                 Exhibit (a)(2)

                         INTERACTIVE INTELLIGENCE, INC.
                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM

         I have received, read and understand the Offer to Exchange, the memorandum from Michael J. Tavlin, each dated April 26, 2001, the Election Form and Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange outstanding stock options granted under Interactive Intelligence, Inc.'s 1999 Stock Option and Incentive Plan ("Old Options") for options exercisable at the fair market value on November 26, 2001, issued under the 1999 Stock Option and Incentive Plan. The Offer expires at 9:00 P.M. Indianapolis Time on May 24, 2001.

         I understand that if I elect to cancel my Old Options in exchange for the promise to issue a new option or options (the "New Option(s)"), the number of shares will remain the same and the original vesting schedule for the Old Options will be applied to the New Options, except that the New Options will not automatically vest on a change in control of Interactive Intelligence. I understand that for each option I cancel, I lose my right to all outstanding unexercised shares under that option. I have read the Offer and understand the possible loss of my cancelled stock options if employment is terminated for whatever reason before November 26, 2001. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO CANCEL ANY OPTIONS, ALL OPTIONS GRANTED IN THE SIX MONTHS PRIOR TO CANCELLATION, I.E. SINCE NOVEMBER 24, 2000, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS. I AGREE TO ALL TERMS OF THE OFFER.

         Subject to the above understandings, I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

         Please check the box and note the grant date and grant number of each stock option grant with respect to which you agree to have such grant and all stock option grants since November 24, 2000 cancelled and replaced pursuant to the terms of this Election Form.

         You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the cutoff date of 9:00 P.M. Indianapolis Time, May 24, 2001.

         [ ] Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted since November 24, 2000:


                                                                 TOTAL NUMBER OF UNEXERCISED
                                                                 SHARES SUBJECT TO THE
                                                                 OPTION (SHARES TO BE
GRANT DATE                       EXERCISE PRICE                  CANCELLED)

_______________________          _______________                 _____________________________
_______________________          _______________                 _____________________________
_______________________          _______________                 _____________________________
_______________________          _______________                 _____________________________


         [ ]    I have attached an additional sheet listing my name and any additional grants I wish to cancel.

I understand that all of these options will be irrevocably cancelled on May 25, 2001.

---------------------------------    -------------------------------------------
EMPLOYEE SIGNATURE                   NATIONAL INSURANCE/SOCIAL SECURITY/NATIONAL
                                     ID/TAX FILE NUMBER

---------------------------------      --------------------------    ----------
EMPLOYEE NAME (PLEASE PRINT)                 E-MAIL ADDRESS             DATE


         RETURN TO JESSICA EGG NO LATER THAN 9:00 P.M. INDIANAPOLIS TIME ON MAY 24, 2001 VIA FACSIMILE AT (317) 715-8507 OR HAND DELIVERY

                  INTERACTIVE INTELLIGENCE WILL SEND AN E-MAIL
                     CONFIRMATION WITHIN 48 HOURS OF RECEIPT
                      OR AS SOON AS PRACTICABLE THEREAFTER


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

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Election Form.

         A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Jessica Egg either via hand delivery or via the facsimile number listed on the front cover of this Election Form on or before 9:00 P.M. Indianapolis Time on May 24, 2001 (the "Expiration Date").

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR ELECTION FORM TO JESSICA EGG AT INTERACTIVE INTELLIGENCE, INC. (THE "COMPANY"), OR YOU MAY FAX IT TO HER AT THE NUMBER LISTED ON THE FRONT COVER OF THIS ELECTION FORM. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

         Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts your tendered options before 9:00 P.M., Indianapolis Time, on June 22, 2001, you may withdraw your tendered options at any time after June 22, 2001. To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to the Company while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

         Tenders of options made through the offer may be changed at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. On receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         2. Inadequate Space.

         If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

         3. Tenders.

         If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

         o grant date,

         o exercise price, and

         o the total number of unexercised option shares subject to the option.

         The Company will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the options you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your options that were granted to you under during the six month period prior to the Cancellation Date.

         4. Signatures on This Election Form.

         If this Election Form is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

         If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Election Form.

         5. Other Information on This Election Form.

         In addition to signing this Election Form, you must print your name and indicate the date at which you signed. You must also include a current e-mail address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         6. Requests for Assistance or Additional Copies.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Jessica Egg, at Interactive Intelligence, Inc. 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, telephone number (317) 715-8507. Copies will be furnished promptly at the Company's expense.

         7. Irregularities.

         All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT), TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

         8. Additional Documents to Read.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Michael J. Tavlin dated April 26, 2001 before deciding to participate in the Offer.

         9. Important Tax Information.

         You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. IF YOU LIVE OR WORK OUTSIDE THE UNITED STATES, WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES WHICH MAY APPLY TO YOU.

         10. Miscellaneous.

         A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Interactive Intelligence, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

         You understand that Interactive Intelligence, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting Jessica Egg at (317) 715-8507 (phone and fax) or jessica.egg@inin.com. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

         B. Acknowledgement and Waiver. By accepting this Offer, you acknowledges that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.